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                                                                   EXHIBIT 99.01

The St. Joe Company
Supplemental Calculation of Selected Consolidated Financial Data


         The following table calculates EBITDA (Gross) and EBITDA (Net) as set forth in Note (9) to Item 6. Selected Consolidated Financial Data.


                                                 1998         1997        1996        1995        1994
                                                 ----         ----        ----        ----        ----
Income from continuing and discontinued
 operations before income taxes and
 minority interest                             85,834       94,374     181,715     136,664      91,873
Add back:
 Depreciation and amortization                 40,340       30,233      28,758      28,551      27,612
 Interest expense                                 804          389         600       2,235       1,982
Less:
 Gain on sales of other assets                   (788)      (4,417)     (3,423)     (2,674)    (13,895)
 Impairment losses                             10,238
 Condemnation sales                                                    (97,391)
                                              ---------------------------------------------------------
EBITDA - Gross                                136,428      120,578     110,259     164,776     107,572
                                              ---------------------------------------------------------

Less minority interest % of FECI
 Income before income taxes                   (31,261)     (28,911)    (22,134)    (19,574)    (25,609)
 Depreciation and amortization                (13,225)     (10,243)    (10,813)    (10,254)    (10,004)
 Interest expense                                (163)        (179)       (276)     (1,028)       (912)
 Gain on sales of other assets                    181          795       1,346         589       1,857
                                              ---------------------------------------------------------
EBITDA - Net                                   91,960       81,149      78,382     134,508      72,905
                                              ---------------------------------------------------------